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                                                                   EXHIBIT 10.10

                 LONG-TERM INCENTIVE COMPENSATION PLAN OF 1993
                          FREMONT GENERAL CORPORATION
                                      AND
                              AFFILIATED COMPANIES

                     FREMONT GENERAL OFFICER PARTICIPATION

                          ___________________________


PURPOSE

         The purpose of the Fremont General Corporation Long-Term Incentive Compensation Plan of 1993 (the "LTICP" or Plan") is to attract, retain and motivate high caliber executive talent and to reward their success in achieving the financial goals of materially enhancing stockholder value. To this end, the Plan is intended to link the compensation of covered employees to the long-range growth and increased value of the Company.

         To accomplish this, the LTICP pays cash or stock awards upon the successful achievement, over the three (3) year period ending December 31, 1995 (the "Performance Period"), of a pretax earnings Target of $191,000,000.

         The Plan is a non-funded bonus compensation plan which is contingent upon specific performance as set forth above and is neither subject to the Employee Retirement Income Security Act of 1974 ("ERISA"), nor qualified under
Section 401(a) of the Internal Revenue Code of 1986, as amended.

ADMINISTRATION

         The Plan is administered by the Compensation Committee of the Company's Board of Directors (the "Committee"). The Committee retains full and final discretion and authority to interpret and administer the Plan, to determine and approve the participants, assign award opportunities, and determine the conditions as to the grant of awards subject to the terms set forth herein.

PARTICIPATION

         Officers and other key management employees ("Participants") of the Company or any participating Fremont company listed in Exhibit A attached hereto, as designated by the Committee, shall participate in the LTICP. No person is automatically entitled to participate in the Plan. Personnel will maintain the roster of designated Participants and will issue notices of participation to those designated at the beginning of the Performance Period. New Participants may be added by the Committee from time to time during the Performance Period pursuant to the following schedule:

                 o Participants designated at the inception of the LTICP are eligible for full participation.





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                 o        New Participants entering the LTICP after inception
                          but prior to 12/31/93 are eligible for full participation.

                 o New Participants entering the LTICP on or after 1/1/94 but prior to 12/31/94 are eligible for prorated participation as follows:

                          o entrants between 1/1/94 and 6/30/94 are eligible for a maximum of two-thirds of any appropriate bonus award;

                          o entrants between 7/1/94 and 12/31/94 are eligible for a maximum of one-half of any appropriate bonus award.

                 o No new Participant may enter the LTICP after 12/31/94.

PERFORMANCE OBJECTIVE

         The Company's three-year goal is the achievement of a cumulative pre-tax earnings target of $191,000,000 (the "Target"). Minimum performance is 80% of the Target. Participants are not entitled to any award for the Performance Period if minimum performance is not achieved.


INDIVIDUAL BONUS AWARDS

         Certain bonus features of this Plan for the designated officers of the Company vary from those provided for all other Participants. Each designated officer may elect to receive any bonus earned in the form of shares of the Company's common stock. This election is made at the inception of the Plan and, as of December 31, 1993, is irrevocable.

TARGET AWARD OPPORTUNITY

         Cash Bonus. For each Participant, other than Participants who elect to receive any bonus earned in the form of the Company's common stock, the Committee determines the dollar amount of the bonus between 50% and 100% of eligible compensation (defined below). The actual bonus will depend on the pre-tax earnings result pursuant to the following schedule:

   Pre-Tax Result                  Bonus -- % of Eligible Compensation
   --------------                  -----------------------------------
80% but less than 85%                               50%
85% but less than 90%                               60%
90% but less than 95%                               70%
95% but less than 100%                              85%
     100% plus                                     100%





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         "ELIGIBLE COMPENSATION" means, for the purpose of the Cash Bonus, the average of the salary grade midpoint values of the Participant's job in each of the three (3) years during the Performance Period, or of the Participant's actual annualized base salary in each of the three (3) years during the Performance Period, whichever is greater.

         Stock Bonus. If the designated officer elects to take any bonus earned in the Company's common stock, the Committee determines the number of shares to be paid between 50% and 100% of those allocated (defined below) on the designated officer's behalf at the inception of the Plan. The actual award will depend on the pretax earnings result pursuant to the following schedule:

    Pre-Tax Result                    Bonus -- % of Allocated Shares
    --------------                    -------------------------------
80% but less than 85%                               50%
85% but less than 90%                               60%
90% but less than 95%                               70%
95% but less than 100%                              85%
     100% plus                                     100%

         "ALLOCATED SHARES " means the maximum number of shares of the Company's common the officer may earn under the Plan. To estimate the total number of Allocated Shares, the Company calculated the average salary grade midpoint value for the designated officer's job for each of the three (3) years during the Performance Period, estimating 4.5% compounded increases in midpoints for 1994 and 1995 values. At the same time, the Company calculated the average annualized base salary of the designated officer over the three (3) years during the Performance Period, estimating 5% compounded increases in base salary for 1994 and 1995. The greater of the average estimated midpoint or base salary value was then divided by the closing price of the stock on January 1, 1993, at the inception of the Plan ($22.50).

         As of the Plan Maturity Date (defined below), final calculations of actual annual midpoint and base salary rates will be used to adjust the actual number of Allocated Shares at $22.50 per share for each designated officer. Any adjustment award will be in shares or cash.

QUALIFICATIONS

         In addition to the achievement of the Target of the Plan, the following qualifications shall apply:

1. Participants must be admitted to the Plan as described above under "Participation" and must be actively employed in a participating Fremont company on the Plan Maturity Date. If such qualifications are not met, all rights to any awards under the Plan shall be forfeited, unless the Committee determines, in its discretion, that all or a portion of the award shall be paid; provided, however, that a Participant who becomes totally disabled during the Performance Period, or who, on or after age 65 elects to retire, may receive an award based on the time of





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         employment as a percentage of the Performance Period.  There is no
         "vesting" accrual during the Performance Period.

2. Participants must maintain no less than a "satisfactory" individual performance appraisal rating in each of the three (3) years during the Performance Period, as determined by the Committee in its discretion. Appraisals of less than "satisfactory" in this period will result in partial or full disqualification of the individual from bonus eligibility notwithstanding the actual Company results.

PLAN FUNDING AND LIMITATION OF BENEFITS

         The aggregate amount of the awards payable under the Plan will equal the sum of the required payments. Under the Plan, no Participant may receive an award in excess of $1,000,000, in the case of a cash award, or 50,000 shares of the Company's common stock, in the case of a stock award. In addition, the total number of shares of the Company's common stock that may be issued under the Plan is 150,000.

CHANGE IN CONTROL

         Upon the occurrence of a Change in Control Event (as defined below), Participants shall become entitled to an award which is the greater of (i) actual performance to the date of the change in control; or (ii) their target award opportunity. In such event, awards shall be paid in cash promptly following the change in control.

         A "Change in Control Event" shall mean

         (1) Approval by the stockholders of the Company of the dissolution or liquidation of the Company;

         (2) Approval by the stockholders of the Company of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities that are not Subsidiaries, as a result of which less than 50 percent of the outstanding voting securities of the surviving or resulting entity immediately after the reorganization are, or will be, owned by stockholders of the Company immediately before such reorganization (assuming for purposes of such determination that there is no change in the record ownership of the Company's securities from the record date of such stockholder action until such reorganization and that such record owners hold no securities of the other parties to such reorganization);

         (3) Approval by the stockholders of the Company of the sale of substantially all of the Company's business and/or assets to a person or entity which is not a subsidiary of the Company;





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         (4)     Any "person" (as such term is used in Sections 13(d) and 14(d)
                 of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing more than 80 percent of the combined voting power of the Company's then outstanding securities entitled to then vote generally in the election of directors of the Company; or

         (5) During any period not longer than two consecutive years, individuals who at the beginning of such period constituted the Board cease to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of at least a majority of the new Board members during such period was approved by a vote of at least two-thirds of the Board members then still in office who were Board members at the beginning of such period.

OTHER TERMS

         The rights of a Participant under the Plan are non-assignable and are not subject in any manner to the debts or other obligations of any Participant or any other person.

         Until shares of the Company's common stock are received pursuant to the Plan a Participant does not have any right to vote or receive dividends or exercise any rights of a stockholder with respect to such shares.

AMENDMENT AND TERMINATION OF THE PLAN

         The Committee may terminate, suspend or amend the Plan, in whole or in part, from time to time, including to adopt amendments deemed necessary or desirable to correct any defect, supply any omission, or reconcile any inconsistency in the Plan or in any award granted under the Plan. No amendment, termination, or modification may adversely affect outstanding awards under the Plan, in any manner, without the consent of the affected Participants. The Plan shall remain in effect until December 31, 1995 (the "Plan Maturity Date"), unless sooner terminated by the Committee as described above.

INCEPTION DATE

         The LTICP is effective as of January 1, 1993.

PAYMENT

         Unless deferred into a deferred compensation trust pursuant to the terms thereof and in compliance with applicable tax law, the stock or cash earned under this Plan will be distributed to Participants after the Plan Maturity Date subject to all tax withholding and reporting requirements then in effect.





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DISCLAIMER

         The LTICP is a non-funded bonus compensation plan which is contingent upon specific performance as set forth above and is not subject to ERISA requirements. There is no provision for accrual of any non-forfeitable vesting rights.

NOTICE

         The Board of Directors has approved this Plan subject to stockholder approval, as required or advisable, with respect to the issuance of stock in payment of compensation. In the event stockholder approval is not granted for the use of stock in this manner, any bonus earned pursuant to the terms of the stock award provisions of this Plan will be paid in cash equal to the market value of the stock (i.e. - closing trading price, NYSE) on the Plan Maturity Date for the number of shares that would have been granted with stockholder approval.





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                 LONG-TERM INCENTIVE COMPENSATION PLAN OF 1993
                          FREMONT GENERAL CORPORATION
                                      AND
                              AFFILIATED COMPANIES

                        List of Participating Companies

                                   Exhibit A





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